Exhibit 99.1

Press Release

Two North Broadway

Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 shareholderrelations@lcnb.com	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB CORP. REPORTS FINANCIAL RESULTS FOR

THE THREE MONTHS ENDED MARCH 31, 2025

Q1 2025 GAAP net earnings per share improved 120% year-over-year to $0.33 per diluted share, reflecting the continued contribution from the Company’s recent acquisitions, balance sheet optimization strategies and strong operating performance

Net interest margin expands to 3.25%, the highest quarterly level in seven quarters

LCNB Wealth Management assets increased 7.4% year-over-year to a record $1.40 billion at March 31, 2025, resulting in fiduciary income of $2.2 million, a 9.7% increase

Asset quality remains at historically strong levels with non-performing assets to total assets of 0.21% at March 31, 2025

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three months ended March 31, 2025.

Commenting on the financial results, LCNB President and Chief Executive Officer, Eric Meilstrup said, “Our first-quarter performance reflects the continued success of our strategic initiatives focused on integrating recent acquisitions, strengthening our balance sheet, and delivering valuable financial products and services to our communities. I am also pleased to report that the April 2024 Eagle Financial Bancorp, Inc. ("Eagle") acquisition has already experienced a positive tangible book value earn back, which is a year earlier than expected. The November 2023 Cincinnati Federal acquisition remains on schedule for a positive tangible book value earn back by early 2026. We continue to pursue growth strategies across our expanded Southwestern Ohio footprint, including leveraging our LCNB Wealth Management capabilities.”

Mr. Meilstrup continued: “The actions we took last year to improve our balance sheet have reduced more expensive borrowings and further fortified our balance sheet.  As a result, we ended the quarter with our strongest loan-to-deposit ratio in four quarters, our highest net interest margin in seven quarters, and our largest equity-to-asset ratio in twelve quarters.  These achievements, combined with solid operating performance, contributed to a 120% year-over-year increase in earnings per diluted share and continued growth in both book value and tangible book value per share.”

“While the economic and geopolitical environment has become more uncertain, we remain focused on further strengthening our balance sheet, optimizing profitability, and continuing to provide our communities with exceptional financial products and services.  I am confident in the long-term direction we are headed.  We continue to believe LCNB is well positioned for profitable growth in 2025, as we benefit further from our expanded banking platform, strong asset quality, and compelling financial model,” concluded Mr. Meilstrup.

Income Statement

Net income for the 2025 first quarter was $4.6 million, compared to $1.9 million for the same period last year. Earnings per basic and diluted share for the 2025 first quarter were $0.33, compared to $0.15 for the same period last year.

Net interest income for the three months ended March 31, 2025 was $16.3 million, compared to $13.9 million for the same period in 2024. The growth in net interest income was primarily due to the reduction in average interest rates paid on interest-bearing liabilities and higher average rates earned on loans.  For the 2025 first quarter, LCNB’s tax equivalent net interest margin was 3.25%, compared to 2.72% for the same period last year.

Non-interest income for the three months ended March 31, 2025 was $5.2 million, compared to $3.9 million for the same period last year. The $1.3 million, or 32.9% year-over-year increase in non-interest income was due to net gains from sales of loans, as well as higher fiduciary income, service charges, and other income.

Non-interest expense for the three months ended March 31, 2025 was $15.8 million, compared to $15.5 million for the same period last year.  The $337,000 increase was primarily due to higher operating expenses associated with the Eagle acquisition during April 2024 and increased marketing expenses, partially offset by the lack of merger-related expenses compared to the same period last year.  The Company had $775,000 of one-time merger-related expenses that occurred in the 2024 first quarter.

Capital Allocation

For the three months ended March 31, 2025, LCNB paid $0.22 per share in dividends.

Balance Sheet

Total assets at March 31, 2025 increased 0.9%, to $2.30 billion, from $2.28 billion at March 31, 2024.  Net loans at March 31, 2025 were $1.71 billion, an increase of 3.6%, or $59.7 million, from March 31, 2024. During the quarter ended March 31, 2025, the Company originated $84.9 million in loans and sold $21.5 million into the secondary market, which generated $841,000 of gains and benefited first quarter non-interest income.

Loans held for sale totaled $6.1 million at March 31, 2025, compared to $5.6 million at December 31, 2024 and $75.6 million at March 31, 2024, and are primarily composed of loans scheduled to be sold to an investor. Proceeds from loan sales that occurred during 2024 were used for general corporate purposes that included supporting loan originations, paying down higher cost funding sources, and adding to liquidity balances.

Total deposits at March 31, 2025 increased 3.4% to $1.92 billion compared to $1.86 billion at March 31, 2024.  Not including the Eagle acquisition, total deposit relationships, including off-balance-sheet deposits, increased 1.29% organically, or by $24.5 million, from March 31, 2024.

At March 31, 2025, shareholders' equity was $258.7 million, compared to $233.7 million at March 31, 2024. On a per-share basis, shareholders' equity at March 31, 2025 was $18.26, compared to $17.67 at March 31, 2024.

At March 31, 2025, tangible shareholders' equity was $160.6 million, compared to $149.0 million at March 31, 2024. The 7.8% year-over-year increase in tangible shareholders' equity was primarily from higher retained earnings and an improvement in the unrealized losses on the available-for-sale investment portfolio. On a per-share basis, tangible shareholders' equity was $11.34 at March 31, 2025, compared to $11.26 at March 31, 2024.

Assets Under Management

Total assets managed at March 31, 2025 were $4.16 billion, compared to $3.98 billion at March 31, 2024. The year-over-year increase in total assets managed was due to the Eagle acquisition and organic growth in LCNB total assets, trust and investments, cash management, and brokerage accounts, partially offset by lower mortgage loans serviced. Organically, trust and investments and brokerage accounts increased due to a higher number of new LCNB Wealth Management customer accounts and an increase in the fair value of managed assets.

Asset Quality

For the 2025 first quarter, LCNB recorded a provision for credit losses of $197,000, compared to a provision for credit losses of $125,000 for the 2024 first quarter.

Net charge-offs for the 2025 first quarter were $39,000, or 0.01% of average loans, compared to net charge-offs of $45,000, or 0.01% of average loans, annualized, for the same period last year.

Total nonperforming loans, which include non-accrual loans and loans past due 90 days or more and still accruing interest, were $4.9 million, or 0.28% of total loans, at March 31, 2025, compared to $3.2 million, or 0.20% of total loans, at March 31, 2024. The year-over-year increase in nonaccrual loans was primarily due to one commercial and industrial relationship, representing a balance of $1.4 million, and three residential real estate loans, representing a balance of $557,000. LCNB does not foresee any additional losses on these loans, as they are currently deemed to have adequate provision. The nonperforming assets-to-total-assets ratio was 0.21% at March 31, 2025, compared to 0.14% at March 31, 2024.

About LCNB Corp.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com

Forward-Looking Statements

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.  Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations.  Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;
2.

LCNB’s ability to integrate recent and future acquisitions, including Cincinnati Bancorp, Inc. and Eagle Financial Bancorp, Inc., may be unsuccessful or may be more difficult, time-consuming, or costly than expected;

3.	LCNB may incur increased loan charge-offs in the future and the allowance for credit losses may be inadequate;
4.	LCNB may face competitive loss of customers;
5.

changes in the interest rate environment, either by interest rate increases or decreases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

6.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
7.	changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
8.	LCNB may experience difficulties growing loan and deposit balances;
9.	United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB's operating results and financial condition;
10.

global and/or domestic geopolitical relations and/or conflicts could create financial market uncertainty and have negative impacts on commodities, currency, and stability, which could adversely affect LCNB's operating results and financial condition;

11.

difficulties with technology or data security breaches, including cyberattacks or widespread outages, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;

12.

adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB’s customers given its concentrated geographic scope, which could impact LCNB’s operating results; and

13.

government intervention in the U.S. financial system, including the effects of legislative, tax, accounting, and regulatory actions and reforms, including, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, changes in deposit insurance premium levels, and any such future regulatory actions or reforms.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made.  Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.